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                                  EXHIBIT 10(r)


                           Restricted Stock Agreement,
                    effective as of January 4, 1998, between
                R. G. Barry Corporation and Charles E. Ostrander.



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                                                                       OSTRANDER

                                   RESTRICTED
                                      STOCK
                                    AGREEMENT


                  This AGREEMENT is made to be effective as of January 4, 1998, by and between R. G. Barry Corporation, an Ohio corporation (the "Company"), and Charles E. Ostrander ("Ostrander").

                                    RECITALS:

                  1. Ostrander possesses unique skills, knowledge and experience related to the business of the Company which he has developed in his many years of service to the Company, including his extended service as an executive officer of the Company.

                  2. The Company desires to reward Ostrander for his significant contributions to the Company in the past and to encourage Ostrander to remain in the employment of the Company and put forth maximum efforts for the success of the Company in the future.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants expressed in this Agreement, the Company and Ostrander make the following agreements, intending to be legally bound thereby:

                  Section 1.

                  (A) Award and Issuance of Restricted Shares. In consideration of and conditioned upon Ostrander's continued service in a key management position with the Company, and subject to the terms and conditions hereinafter set forth, the Company shall issue an aggregate of 10,000 common shares, $1.00 par value, of the Company (the "Restricted Shares") to Ostrander over a period of up to eight fiscal years of the Company. Ostrander shall be entitled to receive 1,250 Restricted Shares on the last business day of each fiscal year of the Company, beginning with the 1998 fiscal year so long as he is employed by the Company on such date, until the earlier of the following events to occur:
(i) Ostrander has received or has become entitled to receive all of the Restricted Shares covered by this Agreement, or (ii) Ostrander's right to receive Restricted Shares has been terminated under the terms of this Agreement. Ostrander shall be entitled to receive an additional 1,250 Restricted Shares in respect of any and each fiscal year of the Company in which the Company achieves 120% of the "target profit goal" established by the Company's Board of Directors for that fiscal year in a manner consistent with past practices (the "Target Profit Goal"). The Target Profit Goal shall be computed before deducting any amounts expensed for taxes, payments under the Company's annual profit-sharing incentive bonus program and charitable contributions. In the event that Ostrander is to be issued Restricted Shares in respect of the achievement by the Company of the Target Profit Goal in respect of any fiscal year, unless such issuance is deferred as permitted under Subsection 1(D) of this Agreement, such Restricted Shares shall be issued to Ostrander not later than 60 days after the end of such fiscal year.
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                  (B) Rights of Ostrander in Respect of Restricted Shares.
Ostrander shall have no rights as a shareholder of the Company or any other rights with respect to any of the Restricted Shares covered by this Agreement unless and until a share certificate is issued to him evidencing his ownership of such Restricted Shares.

                  (C) Effect of Termination of Employment Upon Right to Receive Restricted Shares.

                  (1) General. If Ostrander's employment with the Company terminates for any reason [other than within two years following a Change in Control (as provided in Subsection 1(C)(2) below) or as a result of his death], Ostrander shall forfeit the right to receive any additional Restricted Shares under this Agreement following such termination of employment other than (i) Restricted Shares issuable in respect of the achievement of the Target Profit Goal for a completed fiscal year provided that Ostrander was employed by the Company on the last day of such fiscal year; and (ii) Restricted Shares, the receipt of which has been deferred as permitted under Subsection 1(D) of this Agreement. Any Restricted Shares issuable at the time of such termination of employment as a result of the achievement of the Target Profit Goal for a completed fiscal year shall be issued to Ostrander as contemplated by Subsection 1(A) above. Any Restricted Shares with respect to which receipt has been deferred shall be issued to Ostrander as contemplated by Subsection 1(D), below.

                  (2) Within Three Years Following a Change in Control. If, within two years following a Change in Control of the Company, Ostrander's employment is terminated by the Company without Cause or by Ostrander for Good Reason, Ostrander shall be entitled to immediately be issued all of the Restricted Shares subject to this Agreement which have not previously been issued.

               (i) For purposes of this Agreement, the Company shall be deemed to have terminated Ostrander's employment for "Cause" only if upon the occurrence of one of the following circumstances: (a) the willful and continued refusal by Ostrander to perform his duties with the Company (other than any such refusal resulting from his incapacity due to physical or mental illness), after a demand for substantial performance is delivered to Ostrander by the Company which specifically identifies the manner in which it is believed that Ostrander has refused substantially to perform his duties; (b) Conviction of Ostrander of any felony; or (c) Willful or gross misconduct by Ostrander which is materially and demonstrably injurious to the Company.

               (ii) For purposes of this Agreement, Ostrander shall be deemed to have terminated his employment for "Good Reason" under any of the following circumstances: (a) the assignment to Ostrander, without his consent, of any duties

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                    materially inconsistent with his position, duties,
                    responsibilities and status with the Company as of the date of this Agreement, or a change in Ostrander's responsibilities, as in effect on the date of this Agreement, which materially diminishes Ostrander's responsibilities with the Company when considered as a whole; provided, however that the foregoing shall not constitute Good Reason if done in connection with the termination of Ostrander's employment because of disability or for Cause; (b) any material reduction in the compensation and benefits provided to Ostrander at the time of the Change in Control; (c) any material breach by the Company of any employment agreement with Ostrander; or (d) the Company's requiring Ostrander, without his consent, to be based anywhere other than the location where Ostrander is based on the date of this Agreement, if the same requires Ostrander to relocate his principal residence; or in the event Ostrander consents to be based anywhere other than such location, the failure by the Company to pay (or reimburse Ostrander for) all reasonable living expenses incurred by Ostrander relating to a change of Ostrander's principal residence in connection with such relocation.

              (iii) A "Change in Control" shall be deemed to have occurred if
                    (a) any "person" (as that term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on the date of this Agreement), including any "group" as such term is used in
                    Section 13(d)(3) of the Exchange Act on the date of this Agreement (an "Acquiring Person"), shall hereafter acquire (or disclose the previous acquisition of) beneficial ownership (as that term is defined in Section 13(d) of the Exchange Act and the rules promulgated thereunder on the date of this Agreement) of shares of the outstanding stock of any class or classes of the Company which results in such person or group possessing more than 50.1% of the total voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or (b) as the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (each, a "Transaction"), the persons who were directors of the Company immediately before the completion of the Transaction shall cease to constitute a majority of the Board

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                    of Directors of the Company or any successor to the Company.

                  (3) Upon Death. If Ostrander dies while an employee of the Company, his estate shall be entitled to immediately be issued all of the Restricted Shares subject to this Agreement, which have not previously been issued.

                  (D) Deferral of Receipt of Restricted Shares. To the extent permitted by applicable law, Ostrander shall be permitted to defer, in accordance with the terms of the Company's Deferred Compensation Plan (the "Deferred Compensation Plan"), the receipt of any Restricted Shares which he would otherwise be entitled to receive under the terms of this Agreement, until such time as he is entitled to receive a distribution of his "Account" under the Deferred Compensation Plan.

                  (E) Satisfaction of Tax Withholding Obligations. Each issuance of Restricted Shares under this Agreement shall be subject to withholding of all federal, state and local taxes of any kind required to be withheld with respect to such issuance. At the election of Ostrander, such withholding obligations may be satisfied through the surrender of common shares of the Company which Ostrander already owns, or the withholding of Restricted Shares which Ostrander would otherwise be entitled to be issued under the terms of this Agreement. Any common shares delivered to the Company, or Restricted Shares withheld from issuance, in order to satisfy tax withholding obligations shall be valued based upon the Fair Market Value of the Company's common shares when the tax withholding is required to be made. For purposes of this Agreement, the "Fair Market Value" of the Company's common shares on a particular date shall be the closing sale price for the Company's common shares as reported on any securities exchange on which the Company's common shares may be listed on such date, or if no such sale occurred on that date, then for the next preceding date on which a sale was made. If the common shares should no longer be listed on a securities exchange, the Fair Market Value shall be determined by the Compensation Committee of the Company's Board of Directors or any committee performing similar functions.

                  Section 2. Adjustments upon Changes in Capitalization or Otherwise Affecting the Company's Common Shares. In the event of any change in capitalization affecting the common shares of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the common shares, such proportionate adjustments to reflect such change shall be made in the maximum number of Restricted Shares which may be issued to Ostrander pursuant to this Agreement and the number of Restricted Shares which may be issued in respect of any fiscal year of the Company as shall be necessary to preserve the benefits or potential benefits to be received by Ostrander under the terms of this Agreement.

                  Section 3. Securities Law Matters.

                  (A) No Restricted Shares shall be issued under the terms of this Agreement unless counsel for the Company shall be satisfied that such issuance will be in compliance with all

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applicable federal and state securities laws and the rules of any national securities exchange upon which the Company's common shares are then listed.

                  (B) Ostrander understands that the Restricted Shares to be issued to him pursuant to this Agreement may be issued without registration under the Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any state in reliance upon specific exemptions therefrom. Ostrander understands that the Restricted Shares to be issued pursuant to this Agreement may not then be sold or transferred unless they are registered under the 1933 Act and any applicable state or other securities laws, or unless exemptions from registration under such laws are available.

                  (C) Ostrander acknowledges that any share certificate evidencing Restricted Shares which have been issued without registration under the 1933 Act shall be imprinted with a legend in substantially the following form:

                  THESE COMMON SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (i) PURSUANT TO REGISTRATIONS UNDER APPLICABLE SECURITIES LAWS OR (ii) IF, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THE PROPOSED OFFER, SALE, TRANSFER OR ASSIGNMENT MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT REGISTRATION.

                  (D) In the event that any of the Restricted Shares covered by this Agreement shall be issued without registration under the 1933 Act, Ostrander shall have the right to request that the Company cause such Restricted Shares to be registered under the 1933 Act. The Company shall cause the registration statement for the Restricted Shares owned by Ostrander to become effective under the 1933 Act as soon as reasonably practicable after receipt of Ostrander's request; provided, however, that the Company may register the Restricted Shares with any other securities for which registration may be sought and may delay the registration of the Restricted Shares for a reasonable period of time (but not longer than three months) to coincide with any anticipated securities registration. Ostrander shall cooperate with all reasonable requests of the Company in connection with the registration of the Restricted Shares. The expenses of registering the Restricted Shares as provided above shall be borne by the Company. The Company shall be obligated to keep the registration statement effective under the 1933 Act until the earlier of: (i) the time when Ostrander no longer owns the Restricted Shares, (ii) the time when Ostrander may sell the Restricted Shares in reliance upon Rule 144(k) under the 1933 Act or any successor provision or (iii) the first anniversary of the registration statement effective date. Ostrander shall have the right to require the Company to file one registration statement.

                  Section 4. Waiver. The failure of either party to this Agreement to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this

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Agreement by the other party hereto, shall not be construed as a waiver or as a relinquishment of any right granted hereunder to the party failing to insist on such performance, or as a waiver of the future performance of any such term, covenant or condition, but the obligations hereunder of both parties hereto shall remain unimpaired and shall continue in full force and effect.

                  Section 5. Successors; Binding Agreement.

                  (A) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company and its subsidiaries to expressly assume and agree to perform the obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform them if no succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Ostrander to receive all of the Restricted Shares subject to this Agreement which he has not been issued. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  (B) This Agreement shall inure to the benefit of and be enforceable by Ostrander's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                  Section 6. Notices. For the purpose of this Agreement, notices and all other communications provided for this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed in the case of Ostrander, to

                           Charles E. Ostrander
                           505 South Parkview, Apt. 207
                           Columbus, OH  43209

and in the case of the Company, to the principal executive offices of the Company, provided that all notices to the Company shall be directed to the attention of the Company's Chief Executive Officer with copies to the Secretary of the Corporation and to its Board of Directors, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  Section 7. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Ostrander and a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject

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matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws (but not the law of conflicts of laws) of the State of Ohio.

                  Section 8. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have executed, or caused to be executed, this Agreement as of the date and year first above written.


                                    COMPANY:

                                    R. G. BARRY CORPORATION



                                    By: /s/ GORDON ZACKS                12/10/97
                                        ----------------------------------------
                                          Gordon Zacks, its Chairman and Chief
                                               Executive Officer


                                   OSTRANDER:



                                   /s/ CHARLES E. OSTRANDER          12/10/97
                                   ---------------------------------------------
                                   Charles E. Ostrander



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